UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2009

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Acting Chief Financial Officer

On January 30, 2009, Melissa A. Burgum was appointed acting Chief Financial Officer of SRA International, Inc. (the “Company”) while the Company continued its search for a permanent candidate. Effective June 1, 2009, Ms. Burgum will return to her position as the Company’s Corporate Controller and Treasurer.

(c) Chief Financial Officer

On May 19, 2009, the Company announced that Richard J. Nadeau, age 54, has been appointed Executive Vice President and Chief Financial Officer effective June 1, 2009. From September 2007 prior to this appointment, Mr. Nadeau served as Chief Financial Officer for Sunrise Living, Inc., a provider of senior living services in the United States, Canada, the United Kingdom and Germany. From March 2006 to May 2007 Mr. Nadeau served as Executive Vice President and Chief Financial Officer for The Mills Corporation, a publicly traded provider of development, redevelopment, leasing, financing, management, and marketing services. From March 2005 to March 2006, Mr. Nadeau served as Chief Financial Officer of Colt Defense LLC, a private company, which is a designer, developer and manufacturer of small arms and weapons systems for the U.S. Military. From June 2002 to March 2005, Mr. Nadeau was a partner at KPMG LLG, an international professional services firm.

Under an agreement signed on May 14, 2009, Mr. Nadeau will receive an annual salary of $390,000. He will also be paid a one-time signing bonus of $15,000. In addition, Mr. Nadeau will be granted 6,700 restricted stock shares and 56,100 non-qualified stock options under the Company’s 2002 Stock Incentive Plan with a price equal to the fair market value of the Company’s stock at the date of grant. These options and restricted stock shares will vest 25% per year over four years. For the year ending June 30, 2009, Mr. Nadeau will be eligible for a $312,000 annual bonus target pro-rated for his time of employment and subject to the terms of the Company’s Cash Incentive Plan.

If Mr. Nadeau’s employment is terminated by the Company (other than for specified cause events) or Mr. Nadeau terminates his employment for defined “good reason”, he will receive his full base salary for twelve months, COBRA for twelve months and then-unvested annual cash incentives. Additionally, if a defined change in control event occurs and Mr. Nadeau is not offered the position of Chief Financial Officer or operating sector lead of the combined or surviving company, then up to 100% of his non-qualified stock options and restricted stock shares will vest immediately. Mr. Nadeau has agreed to protection of proprietary Company information, a one year non-competition obligation and a two year nonsolicitation obligation.

A copy of the press release dated May 19, 2009, announcing the appointment of Mr. Nadeau is attached hereto as Exhibit 99.1.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated May 19, 2009, announcing the appointment of Richard J. Nadeau.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: May 19, 2009	/s/ MARK D. SCHULTZ
Mark D. Schultz
Senior Vice President & General Counsel